UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant  ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ALAMO GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ALAMO GROUP INC.
1627 East Walnut Street
Seguin, Texas 78155

ADDITIONAL INFORMATION REGARDING THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
THURSDAY MAY 6, 2021

The following supplement relates to the proxy statement (the “Proxy Statement”) of Alamo Group Inc. (the “Company”), dated March 15, 2021, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 6, 2021. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 7, 2021.

THE SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Alamo Group Inc.
1627 East Walnut Street
Seguin, Texas 78155

ADDITIONAL INFORMATION ABOUT MEETING ATTENDANCE AND PARTICIPATION

To protect the health and safety of our shareholders and employees, our Annual Meeting will be held virtually on Thursday, May 6, 2021, at 9:00 a.m. Central Daylight Time. Shareholders may sign in to the virtual Annual Meeting starting at 8:45 a.m. Central Daylight Time by going to www.virtualshareholdermeeting.com/ALG2021. You will be required to enter the control number found on your proxy card, voting instruction form or notice you previously received.

Stockholders of record as of the close of business on March 15, 2021, the record date for the Annual Meeting, will be afforded the same rights and opportunities to vote, ask questions and participate as they would at an in-person meeting. Once you have entered the virtual Annual Meeting platform, you will be able to type and submit your questions by using the applicable field provided in the web portal before the polls close. You or your proxy holder may participate, vote and ask questions at the virtual Annual Meeting subject to our Annual Meeting rules and procedures. We will post the Rules for Conduct of Meeting to our Investor Relations website at https://www.alamo-group.com/investor-relations/ no later than one week prior to the Annual Meeting date, and will also make them available during the Annual Meeting through the virtual meeting platform. During the Annual Meeting, the Company will answer questions that are pertinent to the Company and the official business of the Annual Meeting subject to time constraints. Only shareholders with a valid control number will be allowed to ask questions.

Stockholders are encouraged to login to the virtual Annual Meeting prior to the start time in order to leave enough time to confirm the connection is sufficient to access the virtual meeting site and to allow sufficient time to get familiar with the virtual meeting features. Technical support will also be available during the Annual Meeting. If any stockholder experiences technical difficulty please call 1-844-986-0822 (toll-free) or 303-562-9302 (international) where technicians will be available to assist.